UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163019	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in Nova LifeStyle, Inc.'s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2014, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Buyers”) pursuant to which the Company will sell to the Buyers, in a registered direct offering, an aggregate of 1,320,059 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), at a negotiated purchase price of $6.78 per share, for aggregate gross proceeds to the Company of $8,950,000.02, before deducting fees to the placement agent and other estimated offering expenses payable by the Company.

As part of the transaction, the Buyers will also receive (i) Series A warrants to purchase up to 660,030 shares of Common Stock in the aggregate at an exercise price of $8.48 per share (the “Series A Warrants”); (ii) Series B warrants to purchase up to 633,628 shares of Common Stock in the aggregate at an exercise price of $6.82 per share (the “Series B Warrants”); and (iii) Series C warrants to purchase up to 310,478 shares of Common Stock in the aggregate at an exercise price of $8.53 per share (the “Series C Warrants” and together with the Series A Warrants and the Series B Warrants, the “Warrants”). The Series A Warrants have a term of four years and are exercisable by the holders at any time after the date of issuance. The Series B Warrants have a term of six months and are exercisable by the holders at any time after the date of issuance. The Series C Warrants have a term of four years and are exercisable by the holders at any time after the date of issuance. After the six month anniversary of the issuance date of the Series C Warrants, to the extent that a holder of Series C Warrant exercises less than 70% of such holder’s Series B Warrants and the closing sale price of the Common Stock is equal to or greater than $9.81 for a period of ten consecutive trading days, then the Company may purchase the entire then-remaining portion of such holder’s Series C Warrants for $1,000.

The Shares, the Warrants and the Common Stock issuable upon exercise of the Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on February 4, 2014, amended on February 20, 2014, and was declared effective on March 7, 2014 (File No. 333-193746). A prospectus supplement was filed with the Securities and Exchange Commission on April 14, 2014.

This Amendment No. 1 to Form 8-K is filed in order to file the legal opinion of McKenna Long & Aldridge LLP relating to the legality of the issuance and sale of the Common Stock, the Warrants and the Common Stock issuable upon exercise of the Warrants in the offering, which is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description
5.1	Opinion of McKenna Long & Aldridge LLP
23.1	Consent of McKenna Long & Aldridge LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.

Date: April 14, 2014	By:	/s/ Ya Ming Wong
Ya Ming Wong
	Its:	Chief Executive Officer